UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2006

INFORMEDIX HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50221	88-0462762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Georgetowne Park, 5880 Hubbard Drive, Rockville, Maryland		20852-4821
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (301) 984-1566

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

(a) On August 25, 2006, InforMedix Holdings, Inc. (the "Registrant" or "InforMedix") closed on the fifth and final tranche of $151,771, in a PIPE (a Private Investment in a Public Entity) offering pursuant to which the Company raised an aggregate of $3,426,771 for 342.6771 Units (the “Offering”), including $2,895,000 in cash and $531,771 related to the conversion of notes payable and a portion of accrued interest thereon. This final Closing consisted of $70,000 cash and conversion of $81,771 of a promissory note and related accrued interest. The Registrant is using the money to expand its sales and marketing efforts nationally of its Med-eMonitor System, and for general working capital purposes, as well as, the repayment of $481,000 in notes payable totaling $509,685 for principal and accrued interest to-date.

(c) The total sales commissions and non-accountable expense reimbursement paid to the Registrant’s placement agent for the Offering totaled $376,350, or 10% and 3%, respectively, of the aggregate purchase price paid in cash for the Units. In addition, the Registrant is obligated to issue 4,523,438 common shares to its placement agent or the placement agent’s designees as an additional issuance cost.

(d) The Registrant claimed exemption from registration under the Securities Act pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder in reliance upon the investors’ subscription agreements.

(e) Each $10,000 investment unit consisted of 1 share of Series A Preferred Stock, initially convertible into 62,500 shares of the Registrant's common stock at $.16 per share, Series A-1 warrants to purchase 31,250 shares of common stock of InforMedix exercisable at $.24 per share, and Series A-2 warrants to purchase 31,250 shares of common stock of InforMedix at $.32 per share.

If all $3,426,771, representing 342.6771 shares of Series A Preferred Stock, are converted, but not the Warrants, the number of shares of Common Stock issued and outstanding would increase from 43,319,759 (including 4,523,438 common shares to be issued as additional issuance cost) to 64,737,078.

InforMedix has terminated the above Offering and has signed a term sheet for a new offering of up to $2 million of additional equity. InforMedix intends to offer investors from the above Offering the opportunity to exchange their securities for those to be offered in the new offering.

The securities sold in this offering and to be offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report is not being used for the purpose of conditioning the market in the United States for any of the securities offered or sold.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFORMEDIX HOLDINGS, INC.

Date: September 7, 2006	By:	/s/ Bruce A. Kehr
Bruce A. Kehr
Chief Executive Officer